ARTHUR
                         ANDERSEN
                  ARTHUR ANDERSEN & CO, SC



               CONSENT OF ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our reports dated March 14, 1995, incorporated by reference in Wyle Electronics Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.


                                __/s/ Arthur Andersen LLP__

                                ARTHUR ANDERSEN LLP



Los Angeles, California
January 10, 1996